UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 18, 2007

ALCOA INC.

(Exact name of Registrant as specified in its charter)

Pennsylvania	1-3610	25-0317820
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

390 Park Avenue, New York, New York	10022-4608
(Address of Principal Executive Offices)	(Zip Code)

Office of Investor Relations 212-836-2674

  Office of the Secretary       412-553-4707

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Annual Cash Incentive Awards. At its regular meeting on January 18-19, 2007, the Compensation and Benefits Committee of the Board of Directors of Alcoa Inc. (“Alcoa”) approved annual cash incentive awards for 2006 payable to Alcoa officers. The awards approved for the principal executive officer, the principal financial officer, and the executive officers named in Alcoa’s proxy statement dated February 17, 2006 (collectively, the “Applicable Officers”) were as follows:

Name and Principal Position	Annual Cash Incentive Award for 2006
Alain J. P. Belda Chairman of the Board and Chief Executive Officer	$2,400,000
Charles D. McLane, Jr. Vice President and Chief Financial Officer	$375,000
Ricardo E. Belda Retired September 1, 2006	$350,000
Bernt Reitan Executive Vice President and Group President, Global Primary Products	$700,000
Paul D. Thomas Executive Vice President and Group President, Alcoa Packaging and Consumer Products	$625,000

Base Salaries. On January 18-19, 2007, the Compensation and Benefits Committee also approved increases, effective January 1, 2007, to the annual base salaries of the following Applicable Officers, after a review of performance and competitive market data:

Name	Year	Base Salary
Alain J. P. Belda	2007 2006	$1,430,000 1,375,000
Charles D. McLane, Jr.	2007 2006	525,000 360,000
Bernt Reitan	2007 2006	625,000 550,000
Paul D. Thomas	2007 2006	580,000 550,000

Alcoa will provide additional information regarding the compensation of executive officers in its proxy statement for the 2007 annual meeting of shareholders.

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Item 8.01 Other Events.

On January 19, 2007, Alcoa issued a press release announcing certain actions taken by its Board of Directors at its meeting on January 19, 2007. A copy of the press release is attached hereto as Exhibit 99 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The following is filed as an exhibit to this report:

99    Alcoa Inc. press release dated January 19, 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALCOA INC.

By:	/s/ Lawrence R. Purtell
Name:	Lawrence R. Purtell
Title:	Executive Vice President and General Counsel

Date: January 19, 2007

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EXHIBIT INDEX

Exhibit No.	Description
99	Alcoa Inc. press release dated January 19, 2007.

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